UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition

On May 11, 2011, Virtusa Corporation (the “Company”) announced its financial results for the fourth quarter and fiscal year ended March 31, 2011.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Promotions

On May 10, 2011, the Board of Directors of the Company made the following promotions: Samir Dhir, who was serving as the Company’s Senior Vice President, Global Delivery Head and Head of India Operations, was promoted to an executive officer of the Company under the same title; Thomas R. Holler, who was serving as the Company’s Executive Vice President and Chief Operating Officer, was promoted to Executive Vice President and Chief Strategy Officer; and Keith Modder, who was serving as the Company’s President, Asia and Executive Vice President, Global Services was promoted to Executive Vice President and Chief Operating Officer.

Samir Dhir, age 40, has served, prior to his promotion, as the Company’s Senior Vice President, Global Delivery Head and Head of India Operations since he joined the Company in March 2010.  Mr. Dhir also serves as a member of the board of directors of Virtusa Consulting Services Private Limited, a subsidiary of the Company.  Prior to joining the Company, Mr. Dhir was at Wipro Limited from June 2003 to February 2010 where he served in several senior management roles.   Prior to that, Mr. Dhir held leadership positions with Avaya Inc. and Lucent Technologies Inc. in the United Kingdom.  Mr. Dhir received his M.B.A. from the Warwick Business School, United Kingdom and holds a B.Tech. from the Indian Institute of Technology Roorkee.

In connection with Mr. Dhir’s promotion, Mr. Dhir’s existing base salary of $180,000 was increased to $215,000 and his variable cash bonus target was established at $55,000 for the fiscal year ending March 31, 2011.

In addition, in connection with Mr. Dhir being appointed an executive officer of the Company, the Board of Directors approved an executive agreement with Mr. Dhir providing for certain severance and change of control provisions similar to those as are provided to the other executive officers (other than the chief executive officer) of the Company.  Mr. Dhir’s executive agreement provides that if the Company terminates Mr. Dhir’s employment other than for cause, or if he terminates his employment for good reason, he is entitled to a lump-sum severance payment equal to 50% of his annual base salary, continued health benefits for six months, and a prorated share of his annual bonus, if any, due in the fiscal year of termination.  Mr. Dhir’s executive agreement also provides that, in the event of a termination of employment other than for cause, or if Mr. Dhir terminates his employment for good reason, within 12 months following a change in control of the Company, Mr. Dhir is entitled to a lump-sum severance payment equal to 50% of his annual base salary, six months of continuation of health care benefits, 100% of his prorated share of the annual bonus, if any, due in the fiscal year of termination and all unvested equity awards held by Mr. Dhir also become fully-vested and immediately exercisable.  In addition, the agreement provides that upon a change of control, all equity awards granted to Mr. Dhir will have their vesting accelerated by 12 months.

Thomas R. Holler, age 48, has served prior to his promotion as the Company’s Executive Vice President and Chief Operating Officer since October 2008 and, prior to that, as the Company’s Executive Vice President of Finance and Chief Financial Officer, Secretary and Treasurer, and has been responsible for the Company’s finance, legal and administration functions since joining the Company in 2001.   Before joining the Company, from 1996 to 2001, Mr. Holler was chief financial officer and vice president of finance at Cerulean Technology, Inc., a global supplier of wireless mobile applications and services, which was later acquired by Aether Systems Inc. Mr. Holler earned his B.S. in Business Administration from Wayne State University and his M.B.A. from Northeastern University.

In connection with Mr. Holler’s promotion, Mr. Holler’s existing base salary of $250,000 was increased to $300,000 and his variable cash bonus target of $150,000 was increased to $165,000 for the fiscal year ending March 31, 2012.

Roger Keith Modder, age 47, joined the Company in 2001 and, prior to his promotion, has served as the Company’s President, Asia and Executive Vice President, Global Services since October 2008, and prior to that as the Company’s Executive Vice President and Managing Director-Asian Operations. Mr. Modder also was a member of the Company’s board of directors from April 2004 to October 2004. Prior to joining the Company, Mr. Modder worked for the John Keells Group where he held managing director positions for two IT solutions companies in the John Keells Group. Mr. Modder is a member of the board of directors of the Lanka Software Foundation and has been a member of the ICT Advisory Committee of the Sri Lanka Export Development Board.

In connection with Mr. Modder’s promotion, Mr. Modder’s existing base salary of $200,000 was increased to $240,000 and his variable cash bonus target of $100,000 was increased to $125,000 for the fiscal year ending March 31, 2012.

In connection with the foregoing promotions, each of Messrs. Dhir, Holler and Modder was granted a restricted stock award for a number of shares of common stock equal to $340,000, $459,000 and $459,000, respectively, based on the closing price of our common stock as reported on The NASDAQ Global Market on the close of business on May 16, 2011; provided that in no event shall the number of shares of restricted stock granted exceed 20,000, 27,000 and 27,000 shares for each of Messrs. Dhir, Holler and Modder, respectively. Each of the restricted share awards vests over four years with 25% vesting on each anniversary of June 1, 2011.

In addition, in connection with the foregoing promotions, each of Messrs. Dhir, Holler and Modder was also granted a performance based, restricted stock award for a number of shares of common stock equal to $51,000, based on the closing price of our common stock as reported on The NASDAQ Global Market on the close of business on May 16, 2011; provided that in no event shall the number of shares of restricted stock granted exceed 3,000 shares for each of Messrs. Dhir, Holler and Modder, respectively. The restricted shares granted to Messrs. Dhir, Holler and Modder vest only upon achievement by the Company of certain revenue targets (which have been established by the Company’s Compensation Committee and approved by the Company’s Board of Directors) for the fiscal year ending March 31, 2012 with the vesting of such restricted shares proportionally reduced if the Company achieves less than 100% of the applicable target (75% vesting at 96.8% of the revenue target and 50% vesting at 91.2% of the applicable revenue target); provided that no vesting of such restricted shares can occur if revenue is below 91% of such targets.

Virtusa Corporation Executive Variable Cash Compensation Bonus Plan

On May 10, 2011, the Company’s Board of Directors approved the Virtusa Corporation Executive Variable Cash Compensation Bonus Plan, or VCCP, and set the annual revenue and operating income goals under the VCCP for the period ending March 31, 2012.  The VCCP is designed to reward the Company’s executive officers upon the achievement of certain annual revenue and operating income goals, as approved in advance by the Company’s Compensation Committee and Board of Directors.  Under the VCCP for fiscal 2012, the Company measures actual annual revenue and operating income against the annual bonus criteria, with 50% of each executive officer’s bonus tied to achievement of the Company’s fiscal 2012 revenue target and 50% tied to achievement of the Company’s fiscal 2012 operating income target.  The target payouts for fiscal 2012 under the VCCP for the Company’s named executive officers are as follows:

Kris Canekeratne	$320,000 (80% of base salary)

Chief Executive Officer

Thomas Holler	$165,000 (55% of base salary)

Executive Vice President and Chief Strategy Officer

Roger Keith Modder	$125,000 (52% of base salary)

Executive Vice President and Chief Operating Officer

Raj Rajgopal	$250,000 (77% of base salary)

Executive Vice President, Business Development and Client Services

Ranjan Kalia	$150,000 (50% of base salary)

Senior Vice President And Chief Financial Officer, Secretary and Treasurer

Samir Dhir, Senior Vice President, Global Services & Head of Indian Operations	$55,000 (26% of base salary)

In addition, for fiscal 2012, the VCCP provides for bonus adjustments of up to 200% of the applicable target bonus amount if the Company exceeds the VCCP target revenue thresholds by 8.7% and operating income by 8.7% (and pro-rated accordingly), and down to 70% of the applicable target bonus payout, if, and to the extent, that the Company’s actual revenue and operating income fell short of the target operating income and revenue thresholds by more than 5.8% for revenue and 5.8% for operating income (pro-rated down to the minimum threshold).   The Company would pay no bonus under the VCCP if the minimum revenue and operating income targets are not achieved.  All bonus payments under the VCCP are made within 75 days of the end of the Company’s fiscal year.

The foregoing is a summary of the terms of the Virtusa Corporation Executive Variable Cash Compensation Plan and does not purport to be complete and is qualified in its entirety by reference to the full text of the plan, which is attached hereto as Exhibit 10.1.

Item 9.01.   Financial Statements and Exhibits

(d)   Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

10.1+*    Virtusa Corporation Executive Variable Cash Compensation Plan

99.1        Press Release issued by Virtusa Corporation on May 11, 2011.

+ Indicates a management contract or compensation plan, contract or arrangement

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: May 11, 2011	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1+*	Virtusa Corporation Executive Variable Cash Compensation Plan
99.1	Press Release issued by Virtusa Corporation on May 11, 2011

+ Indicates a management contract or compensation plan, contract or arrangement

*Filed herewith